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                                                                  EXHIBIT 23.1









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                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Sound Source Interactive, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 1995 (except for
Note 7, which is as of October 9, 1995, Note 14, which is as of May 30, 1996, and Note 15, which is as of June 1, 1996) relating to the consolidated financial statements as of and for the two-year period ended June 30, 1995 appearing in the Form SB-2 Registration Statement (No. 33-80827) of Sound Source Interactive, Inc.




                                       /s/ Corbin & Wertz

                                       CORBIN & WERTZ


Irvine, California
September 3, 1996